SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 24, 1997
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                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
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         (Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


    174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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           (Address of principal executive offices)        (Zip Code)


                             (413) 785-5871
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          (Registrant's telephone number, including area code)


                             Not Applicable
                             --------------
      (Former name or former address, if changed since last report)

Item 5. Other Events

1. New Hampshire Electric Cooperative Inc. Purchase Offer

     On November 12, 1997, Public Service Company of New Hampshire (PSNH), a wholly owned subsidiary of Northeast Utilities (NU), received an unsolicited offer from New Hampshire Electric Cooperative Inc. (NHEC) to purchase PSNH's transmission and distribution facilities, as well as PSNH's claims for recovery of stranded costs, for $1.4 billion. The NHEC proposal also addressed the possible settlement of outstanding disputes among PSNH, NHEC and/or the New Hampshire Public Utilities Commission, called for PSNH to purchase NHEC's ownership shares in the Seabrook and Maine Yankee nuclear plants and mentioned the possibility of a 22 percent rate reduction for customers in 1998.

     After a meeting between representatives of PSNH and NHEC and further review of the proposal, PSNH responded on November 25, 1997 to NHEC that the lack of certain information in the proposal made it impossible for PSNH to respond in a definitive manner at this time. In particular, PSNH asked NHEC to address the following deficiencies in the proposal in order to allow PSNH to give it further consideration:

     FINANCING - The terms of NHEC's financing were unclear and had to be made specific, including whether funds from National Rural Utilities Cooperative Finance Corporation and through a $1 billion guarantee from the State of New Hampshire were available.

     TAX CONSEQUENCES - The proposal did not address the hundreds of millions of dollars of federal tax liabilities that PNSH would incur as a result of the sale.

     NUCLEAR REGULATORY COMMISSION (NRC) - The proposal did not address the NRC regulatory issues related to decoupling the Seabrook Power Contract and Millstone 3 obligations from the distribution company.

     OPERATIONS AND RELIABILITY - The proposal did not include sufficient detail on how NHEC would be able to meet the operational needs of a significantly increased service territory.

     TIMING - The proposal did not take into account the impact that the regulatory approval process would have on effecting the sale, and the consequent delay in implementing retail competition in New Hampshire.

     ECONOMIC ADEQUACY - Based on PSNH's preliminary analysis, NHEC's proposal would leave PSNH with around $1 billion of unfunded liabilities and other costs.

     PROPOSED RATE REDUCTION - NHEC has not demonstrated how a 22 percent rate reduction for its customers can be achieved in 1998 in light of the deficiencies set forth above.

     Until NHEC adequately addresses these and a number of other issues, PSNH cannot proceed any further.

     For more information regarding restructuring issues in New Hampshire and the Seabrook Power Contract, see NU's current reports on Form 8-K dated March 19, 1997, June 26, 1997 and September 2, 1997, quarterly reports on Form 10-Q for the quarters ending March 31, 1997, June 30, 1997 and September 30, 1997 and "Item 1. Business-Rates-New Hampshire Retail Rates" in NU's 1996 Form 10-K.



2. Millstone Nuclear Officer's Resignation

     Bruce Kenyon, President and Chief Executive Officer - Nuclear Group of NU, announced on November 24, 1997 that Neil S. Carns had resigned as Senior Vice President and Chief Nuclear Officer - Millstone to pursue other interests. A search will begin immediately to select a new Chief Nuclear Officer and, in the interim, all Millstone officers will report to Mr. Kenyon.

     For more information regarding nuclear management at Millstone, see "Item
1. Business-Overview of Nuclear Matters" in NU's 1996 Form 10-K.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NORTHEAST UTILITIES
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                                        Registrant




Date  November 26, 1997             By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer